UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): April 20, 2011 (April 15, 2011)

LIGHTBRIDGE CORPORATION
(Exact name of small business issuer as specified in its charter)

Nevada	001-34487	91-1975651
(State or other jurisdiction of of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 Tysons Boulevard, Suite 550, McLean, VA 22102
(Address of Principal Executive Offices)

571.730.1200
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.

On April 15, 2011, Lightbridge Corporation (the “Company”) held an annual meeting of its shareholders at which a majority of the Company’s shareholders (i) elected each of the persons listed below to serve as a director of the Company for a term that will continue until the next annual meeting of stockholders, until a successor has been duly elected and qualified or the director’s earlier resignation, death or removal, (ii) approved the appointment of Child, Van Wagoner & Bradshaw PLLC to serve as the Company’s independent registered public accounting firm for 2011, (iii) adopted, on a non-binding, advisory basis, a resolution approving the compensation of the Company’s named executive officers described under the heading “Executive Compensation” in the Company’s proxy statement, and (iv) selected, on a non-binding, advisory basis, an annual frequency for the shareholder vote on the compensation of the Company named executive officers.

The Company’s independent inspector of elections reported the vote of the stockholders as follows:

Proposal 1: The election of directors

			Votes		Broker
Name	Votes For	Withheld	Against	Abstentions	Non-Votes
Seth Grae	2,639,051	76,606	-	-	5,820,480
Thomas Graham, Jr.	2,604,418	111,239	-	-	5,820,480
Victor Alessi	2,611,921	103,736	-	-	5,820,480
Jack Ladd	2,644,758	70,899	-	-	5,820,480
Daniel Magraw	2,644,300	71,357	-	-	5,820,480

Proposal 2: The appointment of Child, Van Wagoner & Bradshaw PLLC as the Company’s independent registered public accounting firm for 2011

	Votes		Broker
Votes For	Against	Abstentions	Non-Votes
8,472,661	22,671	40,805	-

Proposal 3: The adoption, on a non-binding, advisory basis, of a resolution approving the compensation of the Company’s named executive officers described under the heading “Executive Compensation” in the Company’s proxy statement

	Votes		Broker
Votes For	Against	Abstentions	Non-Votes
2,031,671	643,247	40,239	5,820,980

Proposal 4: The selection, on a non-binding, advisory basis, of the frequency of the stockholder vote on the compensation of the Company’s named executive officers

				Broker
One Year	Two Years	Three Years	Abstentions	Non-Votes
1,333,590	136,245	801,022	135,302	6,129,978

In accordance with the wishes of its stockholders, the Company will hold an annual vote on the compensation of named executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2011

LIGHTBRIDGE CORPORATION

By:/s/ Seth Grae
Seth Grae
President and Chief Executive Officer